United States Steel Corporation Change in Control Severance Plan As Amended and Restated Effective July 28, 2020 Introduction The Board of Directors of United States Steel Corporation recognizes that the possibility of a change in control may exist from time to time and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders. Accordingly, the Board has established this United States Steel Corporation Change in Control Severance Plan (the “Plan”) to reinforce and encourage the continued attention and dedication of management personnel to their assigned duties in the event of a possible change in control as provided herein. The Plan is intended to be an “employee welfare benefit plan” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with participation limited to a select group of management or highly compensated employees as described in DOL Regulation section 2520.104-24. Section 1. Effective Date and Duration of the Plan 1.01 Effective Date. The Plan was established with an initial effective date of January 1, 2016. The Plan is amended and restated in its entirety effective July 28, 2020 (the “Effective Date”) as set forth herein. 1.02 Duration of the Plan. The Plan shall remain in effect as provided herein until terminated pursuant to Section 7.02(a). Section 2. Definitions 2.01 In addition to the terms defined elsewhere in the Plan, the words and phrases below shall have the following meanings unless the context clearly indicates otherwise: (a) “Affiliated Company” means any entity which controls, is controlled by or is under common control with the Corporation under Sections 414(b), (c), (m) or (o) of the Code. (b) “Applicable Event” means (1) a Change in Control of the Corporation, including any actions taken at the request of or as a result of actions by a third party who has taken steps reasonably calculated to effect a Change in Control, or (2) a Potential Change in Control. (c) “Base Salary” means a Participant’s annualized rate of base salary (as increased to incorporate foreign service premium, if any). (d) “Board” means the Board of Directors of the Corporation, or a duly authorized committee thereof. (e) “Cause” means any of the following to the extent set forth in a Notice of Termination: (1) the Participant’s willful and continued failure to substantially perform the Participant’s duties (other than any such failure resulting from termination by the Participant for Good Reason or any such failure resulting from the Participant’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Board believes that the Participant has not 1 of 16 substantially performed his or her duties, and the Participant has failed to resume substantial performance of his or her duties on a continuous basis within 14 days of receiving such demand, (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise or (3) the Participant’s conviction of a felony or conviction of a misdemeanor which impairs the Participant’s ability substantially to perform his or her duties. For purposes of this Plan, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Corporation. (f) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Plan the term “Person” shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (E) any individual, entity or group involved in the acquisition of the Corporation's voting securities in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, such individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Corporation's then outstanding voting securities beneficially owned by it on such date; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below); or (2) the following individuals (the “Incumbent Board”), cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or 2 of 16

(3) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation (a “Business Combination”), other than a merger or consolidation (an “Excluded Transaction”) which would result in: (A) at least a majority of the members of the board of directors of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination (the “New Board”) consisting of individuals (“Continuing Directors”) who were members of the Incumbent Board (as defined in subparagraph (ii) above) immediately prior to consummation of such Business Combination or who were appointed, elected or recommended for appointment or election by members of the Incumbent Board prior to consummation of such Business Combination (excluding from Continuing Directors, any individual whose election or appointment, or recommendation for election or appointment, to the New Board was at the request, directly or indirectly, of the entity which entered into the definitive agreement providing for such Business Combination with the Corporation or any direct or indirect subsidiary thereof), unless the Board determines, prior to such consummation, that there does not exist a reasonable assurance that, for at least a two-year period following consummation of such Business Combination, at least a majority of the members of the New Board will continue to consist of Continuing Directors and individuals whose election, or nomination for election by stockholders of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination, would be approved by a vote of at least a majority of the Continuing Directors and individuals whose election or nomination for election has previously been so approved; or (B) a Business Combination that in substance constitutes a disposition or separation of a division, business unit, or subsidiary; or (4) the stockholders of the Corporation approve a plan of a complete liquidation or dissolution of the Corporation or there is consummation of a sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Corporation's then outstanding voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Corporation's then outstanding voting securities. (g) “409A Change in Control” means a change in the ownership or effective control of the Corporation, or the ownership of a substantial portion of the assets of the Corporation, as provided in Code section 409A. (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. (i) “Corporation” means United States Steel Corporation, except that, in the context of a Participant employed by an Affiliated Company, as the context may require in connection with actions taken in connection with the termination of such Participant’s employment or the 3 of 16 obligation to pay or provide severance benefits hereunder to a Participant, references to the Corporation shall include a reference to the relevant Affiliated Company that employs the Participant. (j) “Current Annual Compensation” means the sum of (1) the Participant’s Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination or, if higher, immediately prior to the Applicable Event; and (2) an amount equal to the higher of: (A) the average actual bonus paid to the Participant, if any, under any annual bonus plan of the Corporation or its predecessor for the three years immediately preceding the Date of Termination or, if higher, for the three years immediately preceding the Applicable Event or (B) the Participant’s target bonus under any annual bonus plan of the Corporation or its predecessor for the year in which the termination of employment occurs or, if higher, for the year in which the Applicable Event occurs. (k) “Date of Termination” means the date specified in the Notice of Termination, when such a notice is required, or in any other case the date on which a Separation from Service occurs. (l) “Disability” means incapacity due to physical or mental illness which in the opinion of a licensed physician renders a Participant incapable of performing his or her assigned duties with the Corporation or any substantially similar position of employment and which can be expected to result in death or last for a continuous period of at least six months. (m) “Good Reason” means, without the Participant’s express written consent, the occurrence after an Applicable Event of any one or more of the following: (1) the assignment to the Participant of duties inconsistent with his or her position immediately prior to the Applicable Event or a reduction or adverse alteration in the nature of the Participant’s position, duties, status or responsibilities from those in effect immediately prior to the Applicable Event; (2) a reduction by the Corporation in the Participant’s Base Salary; (3) the Corporation requiring the Participant to be based at a location in excess of 50 miles from the location where the Participant was based immediately prior to the Applicable Event; (4) the failure by the Corporation to continue, substantially as in effect immediately prior to the Applicable Event, all of the Corporation’s employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the Participant participates (or substantially equivalent successor plans, programs, policies, practices or arrangements) or the failure by the Corporation to continue the Participant’s participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of participation relative to other participants, as existed immediately prior to the Applicable Event; (5) the failure of the Corporation to obtain an agreement from any successor to the Corporation to assume and agree to continue this Plan, as contemplated in Section 5 of the Plan; and (6) any purported termination by the Corporation of the employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2.01(n), and for purposes of this Plan, no such purported termination shall be effective. 4 of 16

Failure of a Participant to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not result in the waiver of any of the Participant’s rights hereunder or preclude the Participant from asserting such fact or circumstance in enforcing his or her rights hereunder. A Participant’s right to terminate employment for Good Reason shall not be affected by his or her incapacity due to physical or mental illness and continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. A Participant’s determination of the existence of Good Reason shall be final and conclusive unless such determination is not made in good faith and is made without reasonable belief in the existence of Good Reason. (n) “Notice of Termination” means a written notice which shall indicate the specific termination provision in this Plan which apply to the termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. (o) “Participant” means a person who qualifies as such under Section 3.01 of the Plan. (p) “Potential Change in Control” shall be deemed to have occurred if: (1) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (2) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Corporation; (3) any Person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities (not including in the amount of the securities beneficially owned by such Person any such securities acquired directly from the Corporation or its affiliates), other than a Person who is entitled to file, and files, a statement on Schedule 13G (or any comparable or successor report) pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations promulgated under the Exchange Act; or (4) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Corporation has occurred. (q) “Potential Change in Control Period” means the period beginning on the date the Potential Change in Control occurs and ending the earlier of (1) the end of the month in which a Change in Control occurs or (2) the date the Board makes a good faith determination that the risk of a Change in Control has terminated. (r) “Separation from Service” means separation from service with the Corporation and all of its Affiliated Companies, as defined in Code section 409A and the regulations issued thereunder for any reason other than death. A Participant will be presumed to have had a Separation from Service where the level of bona fide services performed by such individual for the Corporation and all of its Affiliated Companies decreases to a level that is less than or equal to 20% of the average level of bona fide services performed in the 36-month period immediately preceding the Separation from Service. 5 of 16

(s) “Welfare Continuation Period” means a period of 36 months from the Participant’s Date of Termination. Section 3. Participation 3.01 Participation. The following individuals are eligible to be Participants in the Plan: (i) each executive of the Corporation at the Vice President level and above, and (ii) any other employee of the Corporation or an Affiliated Company who is designated as a Participant by the Board. The Board shall designate each Participant in the Plan and shall designate each Participant as a Tier I, II, or III executive for purposes of determining the Lump Sum Severance Payment provided in Section 4.03(d)(2) below. Section 4. Compensation Upon Termination of Employment or During Disability 4.01 Waiver and General Release. As a condition to receiving any severance benefits under Section 4.03(d) of this Plan, a Participant shall be required to sign and deliver to the Corporation, and may not revoke or violate the terms of, a waiver and general release of claims, substantially in the form attached as Appendix A, as may be revised from time to time to comply with applicable law and to reflect changes made in the Corporation’s standard form of general release of all claims. Severance benefits provided under this Plan will begin or be paid to a Participant on the 60th day after his or her Separation from Service (or such later date as provided in this Plan) only if the Participant has signed the required general release of claims and it has become irrevocable before such 60th day. 4.02 Entitlement to Severance Benefits. Subject to Section 4.01, a Participant shall be entitled to severance benefits as provided under Section 4.03(d) of this Plan only upon a termination of employment that occurs: (a) upon or within 24 months following a Change in Control unless such termination is because of the Participant’s death or Disability, by the Corporation for Cause, or by the Participant other than for Good Reason, or (b) prior to a Change in Control unless such termination is because of the Participant’s death or Disability, by the Corporation for Cause, or by the Participant other than for Good Reason, and (1) either (i) the Participant reasonably demonstrates that such termination was at the request of or as a result of actions by a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) such termination occurs during a Potential Change in Control Period, and (2) a 409A Change in Control occurs within 24 months following such termination of employment. 4.03 Compensation Upon Termination or During Disability. The following provisions shall be applicable only after an Applicable Event has occurred and if a Participant’s employment is terminated or the Participant is in a period of Disability: (a) Termination During Disability. This provision shall apply only after an Applicable Event has occurred and if a Participant is in a period of Disability. If, because of a Disability, a Participant shall have been absent from the full-time performance of his or her duties with the Corporation for six consecutive months, and within 30 days after written Notice of Termination is given the Participant shall not have returned to the full-time performance of his or her duties, the Corporation may terminate the Participant’s employment. During any period prior to the Date of Termination that a Participant fails to perform his or her full-time duties with the Corporation as a result of Disability, not to exceed a 29-month period of absence, the Participant’s total compensation, including Base Salary, bonus and any benefits, will continue 6 of 16 unaffected until either the Participant returns to the full-time performance of his or her duties or the Participant’s employment is terminated as a result of his or her Disability. Base Salary shall be payable to the Participant on a monthly basis, in accordance with the Corporation's standard payroll practices and on the regularly scheduled payroll dates. Bonuses shall be payable to the Participant within 2½ months following the year for which the amount is earned, in accordance with the Corporation's annual incentive plan payment practices. Benefits shall be payable in accordance with the terms of the applicable plan, program or arrangement. In the event the Participant returns to the full-time performance of his or her duties, the Participant shall continue to receive his or her full Base Salary and bonus plus all other amounts to which the Participant is entitled under any compensation or other employee benefit plan of the Corporation without interruption. In the event the Participant’s employment is terminated because of a Disability, his or her benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect and the Corporation shall have no further obligations to the Participant under this Plan. (b) Termination for Cause or Other Than for Good Reason. If the Participant’s employment is terminated by the Corporation for Cause or by the Participant other than for Good Reason, the Corporation shall pay the Participant his or her full Base Salary, payable in accordance with the Corporation’s standard payroll practices and on the regularly scheduled payroll dates, through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required hereunder plus all other amounts to which the Participant is entitled under any compensation or benefit plan of the Corporation at the time such payments are due in accordance with the applicable plan, and the Corporation shall have no further obligations to the Participant under this Program. (c) Termination by Reason of Death. If a Participant’s employment is terminated by reason of the Participant’s death, his or her benefits shall be determined and paid in accordance with the Corporation's retirement, survivor's benefits, insurance and other applicable programs and plans then in effect and the Corporation shall have no further obligations to the Participant under this Program. (d) Termination for Good Reason or Other Than for Cause or Disability. If a Participant’s employment is terminated by the Corporation (other than for Cause or Disability) or by the Participant for Good Reason, in either case as provided in Section 4.02, the Participant shall be entitled to the following severance benefits: (1) Accrued Compensation and Benefits. The Corporation shall provide the Participant: (A) the compensation and benefits accrued through the Date of Termination to the extent not theretofore provided; (B) a lump sum cash amount equal to the value of the Participant’s unused vacation days accrued through the Date of Termination; and (C) the Participant’s normal post-termination compensation and benefits under the Corporation's retirement, insurance and other compensation and benefit plans as in effect immediately prior to the Date of Termination, or if more favorable, immediately prior to the Applicable Event. The amounts set forth in (A) and (B) above shall be payable on the Participant’s next regularly scheduled payroll date following the Date of Termination. The amounts set 7 of 16 forth in (C) above shall be payable in accordance with the terms of the applicable plan, program or arrangement. (2) Lump Sum Severance Payment. The Corporation shall provide to the Participant a severance payment in the form of a cash lump sum distribution equal to his or her Current Annual Compensation multiplied by the applicable severance multiple shown in the table below. Executive Tier Severance Multiple Tier I 2.5 Tier II 2 Tier III 1 The severance payment payable pursuant to this subsection (2) shall be payable sixty (60) days following the Participant’s Separation from Service. Notwithstanding the foregoing sentence, if the Participant’s employment was terminated prior to a Change in Control, the payment shall be payable upon the first business day following the six- month anniversary of the date of the 409A Change in Control. (3) Continuation of Welfare Benefits. Subject to the benefits offset described below, the Corporation will arrange to make available to the Participant life and health insurance benefits during the Welfare Continuation Period that are substantially similar to those which the Participant was receiving under a Corporation- sponsored welfare benefit plan immediately prior to the Date of Termination or, if more favorable, immediately prior to the Applicable Event. These benefits will be provided at a cost to the Participant that is no greater than the amount paid for such benefits by active employees who participate in such Corporation-sponsored welfare benefit plan or, if less, the amount paid for such benefits by the Participant immediately prior to the Applicable Event. To the extent any such benefits cannot be provided on a non-taxable basis and the provision thereof would cause any part of the benefits to be subject to additional taxes and interest under section 409A of the Code, then the provision of such benefits shall be (a) deferred to the first business day following the six-month anniversary of the Participant’s separation from service or (b) if not capable of being deferred consistent with section 409A of the Code, modified in amount and/or form of payment so that the maximum portion of the benefit can be paid and the benefit is not subject to additional taxes and interest under section 409A of the Code. The benefits otherwise receivable by the Participant pursuant to this paragraph (3) shall be reduced to the extent comparable benefits are actually received by the Participant during the Welfare Continuation Period. For purposes of complying with the terms of this offset, a Participant is obligated to report to the Corporation the amount of any such benefits actually received. (4) Retiree Medical and Life Benefits. The Corporation shall determine, as if under the Corporation’s welfare benefit plans the Participant’s continuous service and actual age as of the Date of Termination were increased by an additional three years of service and age as provided in paragraph 4.03(d)(5)(A) below. If eligible for such coverage, a Participant may elect to commence participation in retiree medical benefits coverage at any time following the expiration of the Welfare Continuation Period (or immediately after the Date of Termination, or during the Welfare Continuation Period, if the Participant satisfies the eligibility requirements without taking into consideration the 8 of 16 additional three years of service and age). To the extent any such benefits cannot be provided on a non-taxable basis to the Participant and the provision thereof would cause any part of the benefits to be subject to additional taxes and interest under section 409A of the Code, then the provision of such benefits shall be (a) deferred to the first business day following the six-month anniversary of the Participant’s separation from service or (b) if not capable of being deferred consistent with section 409A of the Code, modified in amount and/or form of payment so that the maximum portion of the benefit can be paid and the benefit is not subject to additional taxes and interest under section 409A of the Code. If because of the recognition of the additional three years of continuous service and age described above, the Participant’s service and/or age meets or exceeds the service and/or age specified in the welfare benefit plan for eligibility for retiree medical or life insurance coverage, the Corporation will provide the Participant with an additional lump sum severance payment equal to the lump sum value of the contributions that the Corporation would have made on his or her behalf with respect to the retiree medical and life benefits (as if all such life insurance benefits were group term life insurance benefits) provided under the Corporation’s welfare benefit plan. Such additional lump sum severance benefit shall be in lieu of monthly contributions made by the Corporation on behalf of the Participant for retiree medical and life insurance coverage under the welfare benefit plan and shall be paid to the Participant on the 60th day after his or her Separation from Service (or such later date as provided in this Plan). If the Participant elects to participate in retiree medical and life insurance coverage through the Corporation, he or she will be responsible for the full costs of the program. The methods and assumptions set forth under the United States Steel Corporation Plan for Employee Pension Benefits immediately prior to the Applicable Event for purposes of determining a lump sum distribution shall be used for purposes of determining the lump sum value of the Corporation contributions. (5) Supplemental Retirement Account Benefit. The Corporation shall provide the Participant with a benefit equal to the sum of (A) and (B) below. (A) The Retirement Account Contributions the Participant would have received under the United States Steel Corporation Savings Fund Plan for Salaried Employees or the U. S. Steel Tubular Services Savings Plan (together, the “Savings Plan”) and the related United States Steel Corporation Non Tax- Qualified Retirement Account Program, had the Participant’s employment with the Corporation continued for an additional 36 months from his or her actual Date of Termination, plus 36 months of earnings on those contributions. The earnings shall be based on the average of the 10-year return (or life return, if a 10-year return is not available) for the investment alternatives available under the applicable Savings Plan as of the Participant’s Date of Termination. For purposes of this subparagraph (A), the Retirement Account Contributions shall be based upon the Participant’s Eligible Salary (as defined in the applicable Savings Plan) and the terms of the Savings Plan in effect as of his or her Date of Termination or, if it would produce a greater amount, immediately prior to the Applicable Event. (B) The contributions the Participant would have received under the United States Steel Corporation Supplemental Retirement Account Program (the “Supplemental Program”) had the Participant’s employment with the Corporation continued for an additional 36 months from his or her actual Date of 9 of 16

Termination, plus 36 months of earnings on those contributions and the Participant’s entire account balance under the Supplemental Program as of his or her Date of Termination. The earnings shall be based upon the 10-year return (or life return, if a 10-year return is not available) of the target date investment fund applicable to the Participant under the Supplemental Program. For purposes of this subparagraph (B), the bonus awards for determining the contributions the Participant would have received under the Supplemental Program shall be based on an amount equal to the higher of: (i) the average actual bonus awarded to the Participant, if any, under any annual bonus plan of the Corporation or its predecessor with respect to the three years immediately preceding his or her Date of Termination or, if higher, the three years immediately preceding the Applicable Event or (ii) the target bonus available to the Participant under any annual bonus plan of the Corporation or its predecessor for the year in which his or her Date of Termination occurs or, if higher, the year in which the Applicable Event occurs. The payments provided for in this subparagraph (5) shall be made to the Participant in the form of a cash lump sum distribution within 60 business days following the Participant’s Separation from Service. Notwithstanding the foregoing sentence, if the Participant’s employment was terminated prior to a Change in Control, the payment shall be payable upon the first business day following the six-month anniversary of the date of the 409A Change in Control. (6) Supplemental Savings Benefit. In addition to any benefits the Participant is entitled to under the Savings Plan and any related non-qualified savings plan, the Corporation shall provide to the Participant a benefit equal to the excess, if any, of: (A) the amount the Participant would have been entitled to under the Savings Plan, and any related non-qualified savings plan, determined as if the Participant were fully vested thereunder on the Date of Termination, over (B) the amount the Participant is entitled to under the Savings Plan, and any related non-qualified savings plan, on the Date of Termination. The payments provided for in this subparagraph (6) shall be made to the Participant in the form of a cash lump sum distribution within 60 business days following the Participant’s Separation from Service, or such other date specified in any non-qualified savings plan to the extent required to comply with Code section 409A. Notwithstanding the foregoing sentence, if the Participant’s employment was terminated prior to a Change in Control, the payment shall be payable upon the first business day following the six-month anniversary of the date of the 409A Change in Control. (e) Legal Fees. Following a Participant’s Separation from Service, the Corporation shall reimburse the Participant for all legal fees and expenses incurred by the Participant for the period beginning upon the Participant’s Separation from Service and ending upon the date of the Participant’s death, on a monthly basis, payable on the first of each month, for such legal fees and expenses reasonably incurred by the Participant, as a result of his or her termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 or 409A of the Code to any payment or benefit provided hereunder). 10 of 16

(f) Outplacement Services. Following a Participant’s Separation from Service, the Corporation shall reimburse the Participant on a timely basis for reasonable costs incurred by the Participant for outplacement services; provided such expenses must be incurred before the end of the Participant’s second calendar year following the calendar year in which the Date of Termination occurs. (g) Mitigation and Offset for Amounts Paid or Benefits Provided By Another Employer. Except as provided in Section 4.03(d)(3), a Participant shall not be required to mitigate the amount of any payment or benefit provided for in this Section 4.03 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4.03 be reduced by any compensation or benefit earned by the Participant as the result of employment by another employer, including self-employment, after the Date of Termination, or otherwise. 4.04 Limit on Payments. (a) Application. In the event that any amount or benefit paid or distributed pursuant to this Plan, taken together with any amounts or benefits otherwise paid or distributed to the Participant by the Corporation or any Affiliated Company (collectively, the “Covered Payments”), would be an “excess parachute payment” as defined in Section 280G of the Code and would thereby subject the Participant to the tax (the “Excise Tax”) imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), the provisions of this Section 4.04 shall apply to determine the amounts payable to the Participant under this Plan. (b) Calculation of Benefits. Within 10 days following delivery of any Notice of Termination, the Corporation shall notify the Participant of the aggregate present value of all termination benefits to which the Participant would be entitled under this Plan and any other plan, program or arrangement as of the projected Date of Termination, together with the projected maximum payments, determined as of such projected Date of Termination, that could be paid without the Participant being subject to the Excise Tax. (c) Imposition of Payment Cap. If (1) the aggregate value of the payments and continuation of benefits to be paid or provided to the Participant under this Plan and any other plan, agreement or arrangement with the Corporation exceeds the amount which can be paid to the Participant without incurring an Excise Tax and (2) the Participant would receive a greater net-after-tax amount (taking into account all applicable taxes payable by the Participant, including any Excise Tax) by applying the limitation contained in this Section 4.04(c), then such amounts payable to the Participant under this Plan shall be reduced (such reduced payments to be referred to as the “Payment Cap”) to the greater of (A) the maximum amount which may be paid hereunder without the Participant becoming subject to such an Excise Tax and (B) zero. In the event that a Participant receives reduced payments and benefits pursuant to the previous sentence, the order in which they shall be reduced is the following: (i) cash payments for outplacement services under Section 4.03(f); (ii) cash severance payments under Section 4.03(d)(2); (iii) the cash portion of retiree medical and life insurance under 4.03(d)(4); (iv) the cash payment for the Supplemental Retirement Account Benefit under Section 4.03(d)(5); (v) the cash payment for the Supplemental Savings Benefit under Section 4.03(d)(6); (vi) the cash payment for legal fees and expenses under Section 4.03(e); and (vii) the rights to continued life insurance benefits under Section 4.03(d)(3); (viii) the rights to continued health insurance benefits under Section 4.03(d)(3); and (ix) the rights, if any, resulting from a deemed later termination under Section 403(d)(4) with respect to benefit coverage under retiree medical and life benefits, in each case only to the extent that such reduction would eliminate or reduce the Excise Tax. 11 of 16

(d) Application of Section 280G. For purposes of determining whether any of the Covered Payments will be subject to Excise Tax and the amount of such Excise Tax: (1) such Covered Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Corporation’s independent certified public accounts appointed prior to the Applicable Event or tax counsel selected by such accountants (the “Accountants”), the Corporation has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute “parachute payments” or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the “base amount,” or such “parachute payments” are otherwise not subject to such Excise Tax, and (2) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. (e) Tax Rates. For purposes of determining whether the Participant would receive a greater net-after-tax benefit were the amounts payable under this Plan reduced in accordance with Section 4.04(c), the Participant shall be deemed to pay: (1) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the first amounts are to be paid hereunder, and (2) any applicable state and local income taxes at the highest applicable marginal rate of taxation for such calendar year, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year; provided, however, that a Participant may request that such determination be made based on the Participant’s individual tax circumstances, which shall govern such determination so long as the Participant provides the Accountants such information and documents as the Accountants shall reasonably request to determine such individual circumstances. (f) Final Determination. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding (a “Final Determination”) that, notwithstanding the good faith of the Participant and the Corporation in applying the terms of this Plan, the aggregate “parachute payments” within the meaning of Section 280G of the Code paid to the Participant or for his or her benefit are in an amount that would result in the Participant being subject to an Excise Tax, then the Participant shall have an obligation to repay to the Corporation on the tenth day following the Final Determination the amount equal to such excess parachute payments paid under this Plan, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by the Participant. 12 of 16

Section 5. Successors; Binding Agreement 5.01 The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing a Participant to expressly assume and continue this Plan in the same manner and to the same extent that the Corporation would be required to continue it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute Good Reason for the Participant to terminate employment following an Applicable Event. 5.02 This Plan shall inure to the benefit of and be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to his or her devisee, legatee or other designee or, if there is no such designee, to the Participant’s estate. Section 6. Claims and Appeals Procedures 6.01 General. The claims and appeals procedures in this Section 6 must be exhausted before a Participant may commence any legal action relating to a claim for benefits under the Plan. Any such legal action must be filed with a court of law within one year after the Participant’s receipt of the Plan Administrator’s final determination of the claim under Section 6.03 below. 6.02 Initial Claims. Any claims concerning eligibility, participation, benefits or other aspects of the Plan must be submitted in writing to the Plan Administrator at the address provided in Section 7.03 within 30 days after the Participant’s Date of Termination. Within 90 days after receiving the claim, the Plan Administrator will (i) either accept or deny the claim completely or partially and (ii) notify the Participant of acceptance or denial of the claim. The written denial shall include specific reasons for the denial, specific references to the provisions of the Plan upon which the denial was based, a description of any additional material or information necessary for the Participant to perfect the claim, an explanation of why such material is necessary, and instructions on the appeal procedures and the time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on final review. If the Plan Administrator determines that an extension of time for processing the claim is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination. 6.03 Appeal Procedures. If a claim for benefits is denied in whole or in part, a Participant may, within 60 days of the date the Participant was notified of the denial of the claim, submit an appeal in writing to the Plan Administrator furnishing all information supporting his or her position. For purposes of the review, the Participant has the right to (i) submit written comments, documents, records and other information relating to the claim for benefits; (ii) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and (iii) a review that takes into account all comments, documents, records, and other information the Participant submitted relating to the claim, regardless of whether the information was submitted or considered in the initial decision. A decision on appeal shall be rendered in writing within 60 days of receipt of the request for review, unless additional time is needed to process the claim and written notice of the extension is furnished to the Participant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall 13 of 16 indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision on review. If the claim is denied on appeal, a written notice affirming the denial of the claim will set forth the specific reasons for the decision and make specific reference to the provisions of the Plan upon which the decision is based. Section 7. General Provisions 7.01 Administration. The Board shall be the “Plan Administrator” and “named fiduciary” of the Plan as such terms are defined in ERISA. Notwithstanding anything in the Plan to the contrary, after a Change in Control, neither the Plan Administrator nor any other person or entity shall have discretionary authority in the administration of the Plan, and any court or tribunal that adjudicates any dispute, controversy or claim in connection with any severance benefits under this Plan will apply a de novo standard of review to any determinations made by the Board following such Change in Control. Such de novo standard shall apply notwithstanding any grant of discretion hereunder to the Board or any person or entity or characterization of any decision by the Board or by such person or entity as final, binding or conclusive on any party. 7.02 Amendment or Termination of Plan. The Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time; provided, however that (a) no such amendment, modification, suspension or termination shall be effective with respect to a Change in Control or Potential Change in Control that occurs less than 24 months following the date of such amendment or termination, and (b) the Plan may not be amended or terminated after the occurrence of a Change in Control or Potential Change in Control in any manner that would adversely affect the rights of a Participant without his or her prior written consent. 7.03 Notice. For purposes of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid. Notices to the Corporation shall be addressed to the Corporate Secretary, United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, Pennsylvania 15219-2800. Notices to the Participant shall be addressed to the address last shown for the Participant on the Corporation’s payroll records. 7.04 Validity and Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 7.05 Governing Law. The validity, interpretation, construction and effect of the Plan, including any rules and administrative procedures established under the Plan, shall be governed by the laws of the State of Delaware and applicable Federal law. 7.06 No Requirement to Fund. The Corporation's obligation to pay benefits under this Plan shall be merely an unfunded and unsecured promise of the Corporation to pay money in the future. Prior to, or following, the occurrence of a Potential Change in Control, the Corporation, in its sole discretion, may elect to make contributions to an irrevocable trust to assist the Corporation in satisfying all or any portion of its obligations under this Plan; provided that any such funds contributed to an irrevocable trust pursuant to this Section 7.06 shall remain subject to the claims of the Corporation's general creditors. Regardless of whether the Corporation elects to or otherwise contributes to an irrevocable trust, the Participant and his or her beneficiaries and heirs, successors and assigns shall have no secured interest or right, title or claim in any property or assets of the Corporation. 14 of 16

7.07 Exclusive Provisions of Plan. The provisions contained herein constitute the complete and exclusive statement of the terms of this Plan. There are no written or oral representations, promises, statements or commitments, other than those expressly set forth herein, with respect to benefits provided by this Plan. All reliance by any individual concerning the subject matter of this Plan shall be solely upon the provisions set forth in this document. 7.08 No Guarantee of Employment. Neither the creation of this Plan nor anything contained herein shall be construed as giving an individual hereunder any right to remain in the employ of the Corporation, or any successor to the Corporation. 7.09 Nonalienation. No benefits payable under this Plan shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind by operation of law or otherwise. However, this section shall not apply to portions of benefits applied to satisfy (a) obligations for withholding of employment taxes, or (b) obligations under a qualified domestic relations order. 7.10 Code Section 409A. The Plan is intended to comply with, or otherwise be exempt from, Code section 409A. The preceding provisions, however, shall not be construed as a guarantee by the Corporation or any Affiliated Company of any particular tax effect to a Participant under the Plan. The Corporation and its Affiliated Companies shall not be liable to a Participant for any additional tax, penalty or interest under Code section 409A, nor for reporting in good faith any payment made under the Plan as an amount includible in gross income under Code section 409A. “Termination of employment,” or words of similar import, as used in this Plan means, for purposes of any payments under this Plan that are payments of deferred compensation subject to Code section 409A, the Participant’s Separation from Service. For purposes of Code section 409A, any right to a series of installment payments under this Plan shall be treated as a right to a series of separate payments. Notwithstanding anything in the Plan to the contrary, if a payment obligation under the Plan arises on account of a Participant’s termination of employment while a “specified employee” (as defined under Code section 409A and the regulations thereunder), any payment of “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)) shall be made within 15 days after the end of the six-month period beginning on the date of such termination of employment or, if earlier, within 15 days after appointment of the personal representative or executor of the Participant’s estate following the death of the Participant. With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, a Participant, as specified under this Plan, to the extent necessary to comply with Code section 409A: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. 7.11 Non-Duplication of Benefits/No Impact on Other Benefits. (a) Payments to a Participant under the Plan shall be in lieu of any severance or similar payments that otherwise might be payable under any plan, program or policy of the Corporation or any Affiliated Company that provides severance benefits upon termination of employment. (b) In the event that an individual is a party to an agreement with the Corporation that provides severance and related benefits in the event of a Change in Control (as defined 15 of 16 therein) or a Potential Change in Control (as defined therein), that individual shall not receive any benefits under this Plan, but instead shall receive only the benefits provided under such agreement. (c) Benefits payable under the Plan, whether paid in a lump sum or in periodic payments, will not increase or decrease the benefits otherwise available to a Participant under any retirement plan, welfare plan or any other employee benefit plan or program sponsored or maintained by the Corporation or any Affiliated Company, unless otherwise expressly provided for in any particular plan or program. (d) Any severance benefits specified under the Plan shall be reduced by the amount of any payment required by the Company to the Participant (1) because of insufficient advance notice of employment loss as may be required by law; or (2) under applicable law because of the termination of employment. 16 of 16